[Exhibit 5.1]

STROOCK & STROOCK & LAVAN LLP
180 Maiden Lane
New York, New York 10038


March 6, 1997


The Money Store Inc.
2840 Morris Avenue
Union, New Jersey  07083


Re:   THE MONEY STORE INC. REGISTRATION STATEMENT ON FORM S-3 (NO. 333-20817)
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Ladies and Gentlemen:

We have acted as counsel for The Money Store Inc., a New Jersey Corporation
(the "Company"), and certain of its subsidiaries (the "Originators") in connection with the authorization and issuance from time to time in one or more series of TMS Asset Backed Certificates and TMS SBA Asset Backed Certificates (collectively, the "Certificates"). A Registration Statement on Form S-3 (No. 333-20817), as amended, relating to the Certificates and the Guaranty referred to below (the "Registration Statement") is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, the Certificates will be issued from time to time in series by separate trusts (each, a "Trust") established by the Company and the Originators pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") for each such series among the Company, the Originators and an independent trustee identified therein (each, a "Trustee"). In addition, as set forth in the Registration Statement, certain classes of Certificates may be entitled to the benefits of a guaranty (the "Guaranty") to be provided by the Company.

We have examined original or reproduced or certified copies of the Restated Certificate of Incorporation and By-laws of the Company, each as amended to date, records of actions taken by the Company's Board of Directors, a form of Pooling and Servicing Agreement, forms of Certificates, the prospectus and form of prospectus supplement relating to TMS Asset Backed Certificates (the "Asset Backed Prospectus"), the prospectus and form of prospectus supplement relating to TMS SBA Asset Backed Certificates (the "SBA Prospectus" and, with the Asset Backed Prospectus, the "Prospectus") and the other agreements and documents filed as exhibits thereto. We also have examined such other documents, papers, statutes and authorities as we deem necessary as a basis for the opinions hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. As to various matters material to such opinions, we have relied upon the representations and warranties in the form of Pooling and Servicing Agreement and statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

     1. When a Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company, the Originators and the Trustee, it will constitute a legal, valid and binding agreement of the Company and the Originators, enforceable against the Company and the Originators in accordance with its terms.

     2. When the Certificates have been duly and validly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time) and when executed as specified in, and delivered pursuant to, a Pooling and Servicing Agreement, and when sold as described in the Registration Statement, they will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and will evidence the entire beneficial ownership of the applicable Trust.

     3. When a Guaranty has been duly and validly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time) and when sold as described in the Registration Statement, such Guaranty will constitute valid and binding obligations of the Company enforceable in accordance with its terms.

     4. The information in each Prospectus under the caption "Federal Income Tax Consequences," and in the form of prospectus supplement forming a part of the SBA Prospectus under the caption "Risk Factors -- Federal Income Tax Considerations," to the extent that it constitutes matter of law or legal conclusions, sets forth our opinion with respect to the material Federal income tax consequences of an investment in the Certificates.

In rendering the foregoing opinions, we express no opinion as to laws of any jurisdiction other than the State of New York and the Federal law of the United States of America. Our opinions expressed in paragraphs 1 and 2 are subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in each Prospectus and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP